Exchange Agreement
Nuveen Minnesota Quality Municipal Income Fund

and
Banc of America Preferred Funding Corporation

         December 13, 2018

EXCHANGE AGREEMENT dated as of December 13, 2018, between NUVEEN MINNESOTA QUALITY MUNICIPAL INCOME FUND, a closed-end fund organized as a Massachusetts business trust (the "Fund"), and BANC OF AMERICA PREFERRED FUNDING CORPORATION, a Delaware corporation, including its successors by merger or operation of law, as acquirer of the AMTP Shares hereunder ("Banc of America").
WHEREAS, Banc of America desires to exchange 528 Variable Rate MuniFund Term Preferred Shares, Series 2019, of the Fund (the "VMTP Shares"), each with a liquidation preference of $100,000 per share, for 528 newly issued Adjustable Rate MuniFund Term Preferred Shares, Series 2028, of the Fund (the "AMTP Shares"), each with a liquidation preference of $100,000 per share, such exchange to be conducted on the terms and subject to the conditions set forth in this Agreement (the "Exchange"), and the Fund desires to accept such Exchange;
WHEREAS, in connection with the Exchange, the Fund has authorized the (1) issuance to Banc of America of the AMTP Shares, as set forth on Schedule 1 hereto, (2) acceptance of the VMTP Shares surrendered by Banc of America in exchange for the AMTP Shares, and (3) cancellation of the VMTP Shares;
WHEREAS, in connection with the Exchange, Banc of America has authorized the (1) transfer to the Fund of the VMTP Shares for cancellation by the Fund, and (2) acceptance of the AMTP Shares in exchange for the VMTP Shares so transferred;
WHEREAS, as an inducement to Banc of America to accept the AMTP Shares in exchange for the transfer by Banc of America to the Fund of the VMTP Shares, the Fund now desires to enter into this Agreement to set forth certain representations, warranties, covenants and agreements regarding the Fund and the AMTP Shares; and
WHEREAS, as an inducement to the Fund to issue to Banc of America the AMTP Shares in exchange for the transfer by Banc of America to the Fund of the VMTP Shares, Banc of America desires to enter into this Agreement to set forth certain representations, warranties, covenants and agreements regarding Banc of America and the AMTP Shares and the VMTP Shares, as applicable.
NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:
                                          ARTICLE I
DEFINITIONS
The following terms, as used herein, have the following meanings:
"Additional Amount Payment" has the meaning set forth in the Statement.
"Additional Minnesota Amount Payment" has the meaning set forth in the Statement.
"Adjusted Dividend Amount" has the meaning set forth in the Statement.
"Adjusted Terms" has the meaning set forth in the Statement.
"Agent Member" has the meaning set forth in the Statement.
"Agreement" means this Exchange Agreement, dated as of December 13, 2018, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
"AMTP Shares" has the meaning set forth in the recitals to this Agreement.
"Asset Coverage" has the meaning set forth in the Statement.
"Banc of America" has the meaning set forth in the preamble to this Agreement.
"Banks" has the meaning set forth in the Statement.
"Board of Trustees" has the meaning set forth in the Statement.
"Business Day" has the meaning set forth in the Statement.
"By-Laws" means the By-Laws of the Fund as amended from time to time.
"Closed-End Funds" has the meaning set forth in the Statement
"Code" has the meaning set forth in the Statement.
"Common Shares" has the meaning set forth in the Statement.
"Custodian" has the meaning set forth in the Statement.
"Declaration" has the meaning set forth in the Statement.
"Derivative Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
"Designated Owner" means a Person in whose name AMTP Shares of any Series are recorded as beneficial owner of such AMTP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be.
"Dividend Amount" has the meaning set forth in the Statement.
"Dividend Payment Date" has the meaning set forth in the Statement.
"Due Diligence Request" means the due diligence request letter from Chapman and Cutler LLP.
"Effective Date" means the date on which the Exchange is effected, subject to the satisfaction or waiver of the conditions specified in Article III.
"Effective Leverage Ratio" has the meaning set forth in the Statement.
"Eligible Assets" means the instruments in which the Fund may invest as described in Exhibit B to this Agreement, which may be amended from time to time with the prior written consent of Banc of America.
"Exchange" has the meaning set forth in the recitals to this Agreement.
"Exchange Agent" means Nuveen Securities, LLC, with respect to the services to be provided pursuant to the Exchange Agent Agreement (as defined herein).
"Exchange Agent Agreement" means the exchange agent agreement, dated as of December 13, 2018, between the Fund and Nuveen Securities, LLC, with respect to the Exchange.
"Failure" has the meaning set forth in Section 2.5.
"Fee Rate" means initially 0.25% per annum, which shall be subject to increase by 0.25% per annum for each Week in respect of which any Failure has occurred and is continuing.
"Fitch" means Fitch Ratings, a part of the Fitch Group, or any successor or successors thereto.
"Fitch Guidelines" means the guidelines, as may be amended from time to time, in connection with Fitch's ratings of the AMTP Shares.
"Force Majeure Exception" means any failure or delay in the performance of the Fund's reporting obligation pursuant to Section 2.5 arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; acts of civil or military authority and governmental action. The Fund shall use commercially reasonable efforts to commence performance of its obligations during any of the foregoing circumstances.
"Fund" has the meaning set forth in the preamble to this Agreement.
"Holder" has the meaning set forth in the Statement.
The word "including" means "including without limitation."
"Indemnified Persons" means, Banc of America and its affiliates and directors, officers, partners, employees, agents, representatives and control persons, entitled to indemnification by the Fund under Section 8.3.
"Investment Adviser" means Nuveen Fund Advisors, LLC, or any successor company or entity.
"Liquidation Preference", means with respect to a given number of AMTP Shares, $100,000 times that number.
"Majority Participants" means the Holder(s) of more than 50% of the Outstanding AMTP Shares.
"Managed Assets" means the Fund's net assets, including assets attributable to any principal amount of any borrowings (including the issuance of commercial paper or notes) or preferred stock outstanding.  For the avoidance of doubt, assets attributable to borrowings includes the portion of the Fund's assets in a tender option bond trust of which the Fund owns the residual interest (without regard to the value of the residual interest to avoid double counting).
"Mandatory Tender" has the meaning set forth in the Statement.
"Market Value" has the meaning set forth in the Statement.
"Moody's" means Moody's Investors Service, Inc., and any successor or successors thereto.
"1940 Act" means the Investment Company Act of 1940, as amended.
"NRSRO" has the meaning set forth in the Statement.
"Nuveen Persons" means the Investment Adviser or any affiliated person of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Fund, in the case of a redemption or purchase of the AMTP Shares which are to be cancelled within ten (10) days of purchase by the Fund).
"Offering Memorandum" means the Offering Memorandum of the Fund relating to the Exchange, dated December 13, 2018, as the same may be amended, revised or supplemented from time to time.
"Old Registration Rights Agreement" means the Registration Rights Agreement dated as of July 1, 2016 between the Fund and Banc of America with respect to the VMTP Shares.
"Optional Redemption Premium" has the meaning set forth in the Statement.
The word "or" is used in its inclusive sense.
"Other Rating Agency" means, at any time, each NRSRO, if any, other than Fitch then providing a rating for the AMTP Shares pursuant to the request of the Fund.
"Other Rating Agency Guidelines" means the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency's rating of the AMTP Shares.
"Outstanding" has the meaning set forth in the Statement.
"Person" has the meaning set forth in the Statement.
"Preferred Shares" has the meaning set forth in the Statement.
"QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.
"Rate Period" has the meaning set forth in the Statement.
"Rating Agency" means Fitch (if Fitch is then rating the AMTP Shares), and any Other Rating Agency.
"Rating Agency Guidelines" means the Fitch Guidelines and any Other Rating Agency Guidelines as they exist from time to time.
"Redemption and Paying Agent" means Computershare Inc. and Computershare Trust Company N.A., collectively, or with the prior written consent of Banc of America (which consent shall not be unreasonably withheld), any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Fund's tender agent, transfer agent, registrar, dividend disbursing agent, paying agent and redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to AMTP Shares.
"Related Documents" means this Agreement, the Declaration, the Statement, the Exchange Agent Agreement, the AMTP Shares and the By-Laws.
"Reporting Date" has the meaning set forth in Section 6.1(o).
"Reporting Failure" has the meaning set forth in Section 2.5.
"S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and any successor or successors thereto.
"Securities Act" means the U.S. Securities Act of 1933, as amended.
"Securities Depository" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the AMTP Shares.
"Statement" means the Statement Establishing and Fixing the Rights and Preferences of Adjustable Rate MuniFund Term Preferred Shares, Series 2028, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.
"Sub-Adviser" means Nuveen Asset Management, LLC, the Fund's sub-adviser, which is a subsidiary of the Investment Adviser.
"Third Party Purchase" has the meaning set forth in the Statement.
"Transition" has the meaning set forth in the Statement.
"VMTP Purchase Agreement" means the VMTP Purchase and Exchange Agreement dated as of July 1, 2016 among the Fund, Banc of America and Blue Ridge Investments, L.L.C., with respect to the VMTP Shares.
"VMTP Shares" has the meaning set forth in the recitals to this Agreement.
"Voting Trust" has the meaning set forth in Section 2.4(a).
"Week" means a period of seven (7) consecutive calendar days.
"written" or "in writing" means any form of written communication, including communication by means of telex, telecopier or electronic mail.
1.1	Incorporation of Certain Definitions by Reference
Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Related Documents.
                                      ARTICLE II
EXCHANGE; CANCELLATION OF VMTP SHARES; EXPENSES; ADDITIONAL FEE
2.1	Exchange
(a)
On the Effective Date Banc of America or a representative thereof duly authorized to act on its behalf will transfer to the Fund an aggregate of 528 VMTP Shares, in exchange for the issuance by the Fund to Banc of America of an aggregate of 528 AMTP Shares, with such transfer and issuance effected through the Securities Depository.

(b)
Banc of America agrees that it may make offers and sales of the AMTP Shares in compliance with the Securities Act and applicable state securities laws only in whole shares and only to Persons that are both:  (1)(i) Persons that it reasonably believes are QIBs that are Closed-End Funds, Banks, insurance companies or registered open-end management investment companies, in each case, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act, (ii) tender option bond trusts or other similar investment vehicles in which all investors are Persons that Banc of America reasonably believes are QIBs that are Closed-End Funds, Banks, insurance companies or registered open-end management investment companies or (iii) other investors with the prior written consent of the Fund and (2) Persons that are either (i) not a Nuveen Person or (ii) a Nuveen Person, provided that (x) such Nuveen Person would, after such sale and transfer, own not more than 20% of the Outstanding AMTP Shares, or (y) the prior written consent of the Fund and the Majority Participants has been obtained.  Any transfer in violation of the foregoing restrictions shall be void ab initio. In connection with any transfer of the AMTP Shares, each transferee (including, in the case of a tender option bond trust or other similar investment vehicle, the depositor or trustee or other fiduciary thereunder acting on behalf of such transferee) will be required to deliver to the Fund a transferee certificate in the form set forth as Exhibit C.

2.2	Cancellation of VMTP Shares
Contemporaneous with the issuance of AMTP Shares upon consummation of the Exchange, (a) the Fund shall, and shall cause the Securities Depository or its agent to, cancel all of the VMTP Shares, and the VMTP Purchase Agreement and the Old Registration Rights Agreement shall be terminated and shall no longer be in effect (other than any provisions thereof that by their express terms survive the repayment in full of all amounts owed to Banc of America under the VMTP Purchase Agreement and the VMTP Shares) and (b) Banc of America shall deliver, through the Securities Depository or otherwise, the VMTP Shares to the Redemption and Paying Agent for cancellation.
2.3	Operating Expenses
The Fund shall pay amounts due to be paid by it hereunder (including any incidental expenses but not including redemption or dividend payments on the VMTP Shares) as operating expenses.
2.4	Fees
(a)
On the Effective Date, the Fund shall pay up to $25,000 of the fees and expenses of Banc of America's outside counsel in connection with the negotiation and documentation of the transactions contemplated by this Agreement and the initial organization and set up of a voting trust to be formed with respect to the AMTP Shares (the "Voting Trust").

(b)
With respect to the fees and expenses described in this Section 2.4, the Fund will pay such fees and expenses within thirty (30) days of receipt of the associated invoice and no later than December 31, 2018.

2.5	Additional Fee for Failure to Comply with Reporting Requirement
For so long as Banc of America is a Holder or Designated Owner of any Outstanding AMTP Shares, if the Fund fails to comply with the reporting requirements set forth in Sections 6.1(o) and 6.1(p) (except as a result of a Force Majeure Exception) and such failure is not cured within three (3) Business Days after written notification to the Fund by Banc of America of such failure (a "Reporting Failure"), the Fund shall pay to Banc of America on the Dividend Payment Date occurring in the month immediately following a month in which such Reporting Failure (a "Failure") continues a fee, calculated in respect of each Week (or portion thereof) during such month in respect of a Failure and beginning on the date of such Failure, equal to the product of (a) the Fee Rate, times (b) the aggregate average daily Liquidation Preference of the AMTP Shares held by Banc of America during such Week or portion thereof, times (c) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs. If such fee is an "other distribution" pursuant to the Statement, such fee shall be paid pursuant to and in accordance with the Statement, including Section 2.2(c) of the Statement. Notwithstanding the foregoing, in no event shall (i) the fee payable pursuant to this Section 2.5 hereunder for any Week plus the Dividend Amount on the AMTP Shares for such Week exceed an amount exclusive of any Additional Amount Payment and any Additional Minnesota Amount Payment) equal to the product of (x) 5.90%, times (y) the aggregate average daily Liquidation Preference of the AMTP Shares held by Banc of America during such Week or portion thereof, times (z) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs; (ii) the fee payable pursuant to this Section 2.5 for any Week plus the Dividend Amount accumulated for the AMTP Shares for such Week exceed an amount equal to the product of (aa) 15%, times (bb) the aggregate average daily Liquidation Preference of the AMTP Shares held by Banc of America during such Week or portion thereof, times (cc) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs; (iii) the Fund be required to calculate or pay a fee in respect of more than one Failure in any Week; or (iv) any payment be made under this Section 2.5 that would cause the Fund to violate the terms of any series of its outstanding Preferred Shares as a result of the Fund's failure to have paid any distribution then required to be paid on any series of its outstanding Preferred Shares, provided that the Fund shall pay all accrued and unpaid amounts otherwise payable under this Section 2.5 when such amounts may be paid under the terms of its outstanding Preferred Shares following the cure of any such failure to pay distributions thereunder.
                                    ARTICLE III
CONDITIONS TO EFFECTIVE DATE
It shall be a condition to the Effective Date that each of the following conditions shall have been satisfied or waived as of such date, and upon such satisfaction or waiver, this Agreement shall be effective:
(a)	this Agreement shall have been duly executed and delivered by the parties hereto;
(b)	the AMTP Shares shall have a long-term issue credit rating of at least AA- (or its equivalent) from Fitch on the Effective Date;
(c)
receipt by Banc of America of executed originals, or copies certified by a duly authorized officer of the Fund to be in full force and effect and not otherwise amended, of all Related Documents, as in effect on the Effective Date, and an incumbency certificate with respect to the authorized signatories thereto;

(d)	receipt by Banc of America of opinions of counsel for the Fund, substantially to the effect of Exhibit A;
(e)
except as disclosed in the Offering Memorandum, there shall not be any pending or threatened material litigation (unless such pending or threatened litigation has been determined by Banc of America to be acceptable);

(f)	the fees and expenses and all other amounts payable on the Effective Date pursuant to Sections 2.3 and 2.4 hereof shall have been paid;
(g)
Banc of America, in its reasonable discretion, shall be satisfied that no change in law, rule or regulation (or their interpretation or administration), in each case, shall have occurred which will adversely affect the consummation of the transaction contemplated by this Agreement;

(h)	there shall have been delivered to Banc of America any additional documentation and financial information, including satisfactory responses to its due diligence inquiries, as it deems relevant; and
(i)
there shall have been delivered to Banc of America such information and copies of documents, approvals (if any) and records certified, where appropriate, of corporate proceedings as Banc of America may have requested relating to the Fund's entering into and performing this Agreement and the other Related Documents to which it is a party, and the transactions contemplated hereby and thereby.

The Fund and Banc of America agree that consummation of the Exchange pursuant to this Agreement shall constitute acknowledgment that the foregoing conditions have been satisfied or waived.
                                     ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE FUND
The representations and warranties set out in this Article IV are given hereunder by the Fund to Banc of America as of the Effective Date.
4.1	Existence
The Fund is existing and in good standing as voluntary association with transferable shares of beneficial interest commonly known as a "Massachusetts business trust," under the laws of the Commonwealth of Massachusetts, with full right and power to issue the AMTP Shares in exchange for the VMTP Shares, and to execute, deliver and perform its obligations under this Agreement and each Related Document.
4.2	Authorization; Contravention
The execution, delivery and performance by the Fund of this Agreement and each Related Document are within the Fund's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official except such as have been taken or made and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Fund or result in the creation or imposition of any lien or encumbrance on any asset of the Fund.
4.3	Binding Effect
This Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable or public policy principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws. The AMTP Shares have been duly authorized and, when issued in the Exchange as contemplated by this Agreement, will be validly issued by the Fund and are fully paid and nonassessable, except that, as described in the Offering Memorandum, shareholders of a Massachusetts business trust may under certain circumstances be held liable for its obligations, and are free of any pre-emptive or similar rights.
4.4	Financial Information
The financial statements of the Fund as of its most recent fiscal year-end, and the auditors' report with respect thereto, copies of which have heretofore been furnished to Banc of America, fairly present in all material respects the financial condition of the Fund, at such date and for such period, and were prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except as required or permitted and disclosed). Since the most recent fiscal year-end of the Fund, there has been no material adverse change in the condition (financial or otherwise) or operations of the Fund, except as disclosed in the Offering Memorandum, other than changes in the general economy or changes affecting the market for municipal securities or investment companies generally. Any financial, budget and other projections furnished to Banc of America were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of conditions existing at the time of delivery of such financial, budget or other projections, and represented, and as of the date of this representation, represent, the Fund's reasonable best estimate of the Fund's future financial performance.
4.5	Litigation
Except as disclosed in the Offering Memorandum or in a schedule delivered to Banc of America prior to the Effective Date, no action, suit, proceeding or investigation is pending or (to the best knowledge of the Fund) overtly threatened in writing against the Fund in any court or before any governmental authority (i) in any way contesting or, if decided adversely, would affect the validity of any Related Document or this Agreement; or (ii) in which a final adverse decision would materially adversely affect provisions for or materially adversely affect the sources for payment of Liquidation Preference of or dividends on the AMTP Shares.
4.6	Consents
All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency, bureau or agency required to be obtained in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Related Documents (including the AMTP Shares) by or against the Fund have been obtained and are in full force and effect.
4.7	Incorporation of Additional Representations and Warranties
On subjects not expressly covered by this Agreement, the Fund hereby makes to Banc of America those same representations and warranties on additional subjects as were made by it in the Exchange Agent Agreement as of the date or dates indicated therein, which representations and warranties, together with the related definitions of terms therein, are hereby incorporated by reference with the same effect as if each and every such representation and warranty and definition were set forth herein in its entirety.
4.8	Complete and Correct Information
All information, reports and other papers and data with respect to the Fund furnished to Banc of America (other than financial information and financial statements, which are covered solely by Section 4.4 of this Agreement) were, at the time the same were so furnished, complete and correct in all material respects. No fact is known to the Fund that materially and adversely affects or in the future may (so far as it can reasonably foresee) materially and adversely affect the AMTP Shares, or the Fund's ability to repay when due its obligations under this Agreement, any of the AMTP Shares and the Related Documents that has not been set forth in the Offering Memorandum or in the financial information and other documents referred to in Section 4.4 or this Section 4.8 or in such information, reports, papers and data or otherwise made available or disclosed in writing to Banc of America. Taken as a whole, the documents furnished and statements made by the Fund in connection with the negotiation, preparation or execution of this Agreement and the Related Documents do not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
4.9	Offering Memorandum
The Offering Memorandum, true copies of which have heretofore been delivered to Banc of America, when considered together with this Agreement and any information made available pursuant to the Due Diligence Request or disclosed in writing to Banc of America prior to the Effective Date in connection with this Agreement, does not contain any untrue statement of a material fact and such Offering Memorandum does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
4.10	1940 Act Registration
The Fund is duly registered as a closed-end management investment company under the 1940 Act and such registration is in full force and effect.
4.11	Effective Leverage Ratio; Asset Coverage
As of the Effective Date, the Fund is in compliance with the Effective Leverage Ratio and the Asset Coverage as required by Section 2.4 of the Statement.
In connection with calculating the Effective Leverage Ratio, the Fund's total assets and accrued liabilities reflect the positive or negative net obligations of the Fund under each Derivative Contract determined in accordance with the Fund's valuation policies.
4.12	Investment Policies
As of the Effective Date, the Fund owns only Eligible Assets, as described in Exhibit B to this Agreement.
4.13	Credit Quality
As of the Effective Date, the Fund has invested at least 80% of its Managed Assets in investment grade securities rated, at the time of investment, investment grade (Baa/BBB or better by S&P, Moody's or Fitch) or, if they are unrated, are judged to be of comparable quality. The Fund has invested up to 20% of its Managed Assets in municipal securities that, at the time of investment, are rated below investment grade or are unrated but judged to be of comparable quality. No more than 10% of the Fund's Managed Assets are invested in municipal securities rated below B3/B- or that are unrated but judged to be of comparable quality.
4.14	Due Diligence
The Fund understands that nothing in this Agreement, the Offering Memorandum, or any other materials presented to the Fund in connection with the Exchange constitutes legal, tax or investment advice from Banc of America.  The Fund has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Exchange.
4.15	Certain Fees
The Fund acknowledges that, other than the fees and expenses payable pursuant to this Agreement and any fees or amounts payable to the Exchange Agent by the Fund, no brokerage or finder's fees or commissions are or will be payable by the Fund or, to the Fund's knowledge, by Banc of America to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Fund is paying no fee or other consideration to Banc of America or the Exchange Agent in connection with the solicitation of the Exchange.
                                           ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BANC OF AMERICA
The representations and warranties set out in this Article V are given hereunder by Banc of America to the Fund as of the Effective Date:
5.1	Existence
Banc of America is validly existing and in good standing as a corporation under the laws of the state of Delaware, and Banc of America has full right and power to effect the Exchange and to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party.
5.2	Authorization; Contravention
The execution, delivery and performance by Banc of America of this Agreement and each Related Document to which it is a party are within Banc of America's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official except such as have been taken or made,  and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon Banc of America.
5.3	Binding Effect
This Agreement constitutes a valid and binding agreement of Banc of America, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable or public policy principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.
5.4	Own Account
Banc of America understands that the AMTP Shares are "restricted securities" and have not been registered under the Securities Act or any applicable state securities laws and Banc of America is acquiring the AMTP Shares as principal for its own account and not with a view to or for the purpose of distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such AMTP Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such AMTP Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Banc of America's right to transfer the AMTP Shares in compliance with the transfer limitations of this Agreement in compliance with applicable federal and state securities laws).
5.5	Litigation
Except as disclosed in a schedule delivered to the Fund prior to the Effective Date, no action, suit, proceeding or investigation is pending or (to the best knowledge of Banc of America) overtly threatened in writing against Banc of America in any court or before any governmental authority in any way contesting or, if decided adversely, would affect the validity of this Agreement.
5.6	Consents
All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency, bureau or agency required to be obtained by Banc of America in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against Banc of America and the Exchange have been obtained and are in full force and effect.
5.7	Beneficial Ownership of VMTP Shares; No Liens or Encumbrances
Banc of America is the sole beneficial owner of the VMTP Shares being delivered for exchange pursuant to this Agreement and such VMTP Shares are being transferred to the Fund or its duly authorized representative, free and clear of any liens of encumbrances of any kind.
5.8	Banc of America Status
At the time Banc of America exchanged the VMTP Shares for the AMTP Shares, it was, and as of the Effective Date it is:  (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a)(1) under the Securities Act.
5.9	Experience of Banc of America
Banc of America has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Exchange and prospective investment in the AMTP Shares, and has so evaluated the merits and risks of such investment. Banc of America is able to bear the economic risk of the Exchange and an investment in the AMTP Shares and, at the present time, is able to afford a complete loss of such investment.
5.10	[Reserved]
5.11	Access to Information
Banc of America acknowledges that it has had access to and has reviewed all information, documents and records that Banc of America has deemed necessary in order to make an informed investment decision with respect to the Exchange and an investment in the AMTP Shares.  Banc of America has had the opportunity to ask representatives of the Fund certain questions and request certain additional information regarding the terms and conditions of the Exchange and such investment and the finances, operations, business and prospects of the Fund and has had any and all such questions and requests answered to Banc of America's satisfaction; and Banc of America understands the risk and other considerations relating to such investment.
5.12	Due Diligence
Banc of America acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the Exchange and the AMTP Shares. Banc of America understands that nothing in this Agreement, the Offering Memorandum, or any other materials presented to Banc of America in connection with the Exchange constitutes legal, tax or investment advice from the Fund.  Banc of America has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Exchange and its investment in AMTP Shares.
5.13	Certain Fees
Banc of America acknowledges that, other than the fees and expenses payable pursuant to this Agreement and any fees or amounts payable to the Exchange Agent by the Fund, no brokerage or finder's fees or commissions are or will be payable by Banc of America to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Banc of America is paying no fee or other consideration to any Person in connection with the solicitation of the Exchange.

                                   ARTICLE VI
COVENANTS OF THE FUND
The Fund agrees that, so long as there is any amount payable hereunder or Banc of America owns any Outstanding AMTP Shares:
6.1	Information
Without limitation of the other provisions of this Agreement, the Fund will deliver, or direct the Redemption and Paying Agent to deliver, to Banc of America:
(a)
as promptly as practicable after the preparation and filing thereof with the Securities and Exchange Commission, each annual and semi-annual report prepared with respect to the Fund, which delivery may be made by notice of the electronic availability of any such document on a public website;

(b)
notice of any change in (including being put on Credit Watch or Watchlist), or suspension or termination of, the ratings on the AMTP Shares by any Rating Agency (and any corresponding change in the Rating Agency Guidelines applicable to the AMTP Shares associated with any such change in the rating from any Rating Agency) or any change of a Rating Agency rating the AMTP Shares as promptly as practicable upon the occurrence thereof;

(c)	notice of any redemption or other repurchase of any or all of the AMTP Shares as provided in the Statement;
(d)
notice of any proposed amendments to any of the Related Documents at such time as the amendments are sent to other parties whose approval is required for such amendment and in any event not less than ten (10) Business Days prior to any proposed amendment and copies of all actual amendments thereto within five (5) Business Days of being signed or, in each case, as provided in the relevant document;

(e)
notice of any missed, reduced or deferred dividend payment on the AMTP Shares that remains uncured for more than three (3) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the foregoing grace period;

(f)
notice of the failure to make any deposit provided for under Section 2.5(e)(ii) of the Statement in respect of a properly noticed redemption as soon as reasonably practicable, but in no event later than two (2) Business Days after discovery of such failure to make any such deposit;

(g)
notice of non-compliance with the Rating Agency Guidelines (if applicable) for more than five (5) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the foregoing grace period;

(h)
notice of the distribution of net capital gains or ordinary income one (1) Business Day in advance of the Rate Period that such net capital gains or ordinary income will or may be distributed, simultaneously with the Redemption and Paying Agent providing such notice to Designated Owners or their Agent Members;

(i)
notice of any change to any Investment Adviser or Sub-Adviser of the Fund within two (2) Business Days after a resignation or a notice of removal has been sent by or to any such Investment Adviser or Sub-Adviser;

(j)	notice of any proxy solicitation as soon as reasonably practicable, but in no event later than five (5) Business Days after mailing thereof;
(k)
notice one (1) Business Day after the occurrence thereof of (i) the failure of the Fund to pay the amount due on any "senior securities" (as defined under the 1940 Act) or other debt at the time outstanding, and any period of grace or cure with respect thereto shall have expired; (ii) the failure of the Fund to pay, or admitting in writing its inability to pay, its debts generally as they become due; or (iii) the failure of the Fund to pay accumulated dividends on any additional preferred stock ranking pari passu with the AMTP Shares, and any period of grace or cure with respect thereto shall have expired;

(l)
notice of a material breach of any representation, warranty or covenant of the Fund contained in this Agreement or the Statement, in each case, only if any officer of the Fund has actual knowledge of such breach as soon as reasonably practicable, but in no event later than five (5) days after knowledge of any officer of the Fund or the Investment Adviser thereof;

(m)
notice of any litigation, administrative proceeding or business development which may reasonably be expected to materially adversely affect the Fund's business, properties or affairs or the ability of the Fund to perform its obligations as set forth hereunder or under any of the Related Documents to which it is a party as soon as reasonably practicable, but in no event later than ten (10) days after knowledge of any officer of the Fund or the Investment Adviser thereof;

(n)
upon request of Banc of America, copies of any material that the Fund has delivered to each Rating Agency which is then rating AMTP Shares at such times and containing such information as set forth in the respective Rating Agency Guidelines as soon as reasonably practicable after such material has been sent;

(o)
within two (2) Business Days after the fifteenth (15th) and last day of each month (each a "Reporting Date"), a report of portfolio holdings of the Fund as of the end of each such Reporting Date, prepared on a basis substantially consistent with the periodic reports of portfolio holdings of the Fund prepared for financial reporting purposes;

(p)
within two (2) Business Days after the fifteenth (15th) and last day of each month, the information set forth in Exhibit D to this Agreement and a calculation of the Effective Leverage Ratio and the Asset Coverage of the Fund as of the close of business of each Business Day since the date of the last report issued pursuant to this Section 6.1(p); and upon the failure of the Fund to maintain Asset Coverage as provided in Section 2.4(a) of the Statement or the Effective Leverage Ratio as required by Section 2.4(c) of the Statement, notice of such failure within one (1) Business Day of the occurrence thereof; and

(q)
from time to time such additional information regarding the financial position, results of operations or prospects of the Fund as Banc of America may reasonably request including, without limitation, copies of all offering memoranda or other offering material with respect to the sale of any securities of the Fund as soon as reasonably practicable, but in no event later than ten (10) days after a request.

All information, reports and other papers, documentation and data with respect to the Fund furnished to Banc of America pursuant to this Section 6.1 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to Banc of America under this Agreement or made available pursuant to the Due Diligence Request, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  For purposes of Sections 6.1(o) and (p), references to any day that is not a Business Day shall mean the next preceding Business Day.
6.2	No Amendment or Certain Other Actions Without Consent of Banc of America
To the extent that Banc of America is the Holder or Designated Owner of at least 51% of the AMTP Shares, without the prior written consent of Banc of America, the Fund will not agree to, consent to or permit any amendment, supplement, modification or repeal of the Statement, or any provision therein, nor waive any provision thereof.
6.3	Maintenance of Existence
The Fund shall continue to maintain its existence as a business trust under the laws of The Commonwealth of Massachusetts, with full right and power to effect the Exchange, to issue the AMTP Shares and to execute, deliver and perform its obligations under this Agreement and each Related Document.
6.4	Tax Status of the Fund
The Fund will qualify as a Regulated Investment Company within the meaning of Section 851(a) of the Code and the dividends made with respect to the AMTP Shares will qualify as "exempt interest dividends" to the extent they are reported as such by the Fund and permitted by Section 852(b)(5)(A) of the Code.
6.5	Payment Obligations
The Fund shall promptly pay or cause to be paid all amounts payable by it hereunder and under the Related Documents, according to the terms hereof and thereof, shall take such actions as may be necessary to include all payments hereunder and thereunder which are subject to appropriation in its budget and make full appropriations related thereto, and shall duly perform each of its obligations under this Agreement and the Related Documents.  All payments of any sums due hereunder shall be made in the amounts required hereunder without any reduction or setoff, notwithstanding the assertion of any right of recoupment or setoff or of any counterclaim by the Fund.
6.6	Compliance With Law
The Fund shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply could have a material adverse effect on the Fund's ability to pay when due its obligations under this Agreement, any of the AMTP Shares, or any of the other Related Documents.
6.7	Maintenance of Approvals: Filings, Etc.
The Fund shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents to which it is a party.
6.8	Inspection Rights
The Fund shall, at any reasonable time and from time to time, upon reasonable notice, permit Banc of America or any agents or representatives thereof, at the Fund's expense, to examine and make copies of the records and books of account related to the transactions contemplated by this Agreement, to visit its properties and to discuss its affairs, finances and accounts with any of its officers and independent accountants, to the extent permitted by law, provided, however, that the Fund shall not be required to pay for more than one inspection per fiscal year. The Fund will not unreasonably withhold its authorization for its independent accountants to discuss its affairs, finances and accounts with Banc of America.
All information, reports and other papers, documentation and data with respect to the Fund furnished to Banc of America pursuant to this Section 6.8 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to Banc of America under this Agreement made available pursuant to the Due Diligence Request, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
6.9	Litigation, Etc.
The Fund shall give prompt notice in writing to Banc of America of any litigation, administrative proceeding or business development which is reasonably expected to materially adversely affect its business, properties or affairs or to impair the ability of the Fund to perform its obligations as set forth hereunder or under any of the Related Documents.
All information, reports and other papers, documentation and data with respect to the Fund furnished to Banc of America pursuant to this Section 6.9 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to Banc of America under this Agreement or made available pursuant to the Due Diligence Request, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
6.10	1940 Act Registration
The Fund shall maintain its valid registration as a registered closed-end company under the 1940 Act in full force and effect.
6.11	Eligible Assets
The Fund shall only make investments in the Eligible Assets as described in Exhibit B, as amended from time to time with the prior written consent of Banc of America, in accordance with the Fund's investment objectives and the investment policies set forth in the Offering Memorandum as such investment objectives and investment policies may be modified in accordance with the 1940 Act and applicable law and, if applicable, the Related Documents.
6.12	Credit Quality
As of the Effective Date, the Fund shall invest at least 80% of its Managed Assets in investment grade securities rated, at the time of investment, investment grade (Baa/BBB or better by S&P, Moody's or Fitch) or, if they are unrated, are judged to be of comparable quality. The Fund may invest up to 20% of its Managed Assets in municipal securities that, at the time of investment, are rated below investment grade or are unrated but judged to be of comparable quality. No more than 10% of the Fund's Managed Assets may be invested in municipal securities rated below B3/B- or that are unrated but judged to be of comparable quality.
6.13	Maintenance of Effective Leverage Ratio
For so long as the Fund fails to provide the information required under Sections 6.1(o) and 6.1(p), Banc of America may calculate, for purposes of Section 2.5(b)(ii)(A)(y) of the Statement, the Effective Leverage Ratio using the most recently received information required to be delivered pursuant to Sections 6.1(o) and 6.1(p) and the market values of securities determined by the third-party pricing service which provided the market values to the Fund on the most recent date that information was properly provided by the Fund pursuant to the requirements of Sections 6.1(o) and 6.1(p). The Effective Leverage Ratio as calculated by Banc of America in such instances shall be binding on the Fund. If required, the Fund shall restore the Effective Leverage Ratio as provided in the Statement.
6.14	Redemption and Paying Agent
The Fund shall use its commercially reasonable best efforts to engage at all times a Redemption and Paying Agent to perform the duties to be performed by the Redemption and Paying Agent specified herein and in the Statement.
6.15	Cooperation in the Sale of the AMTP Shares
The Fund will comply with reasonable due diligence requests from Banc of America in connection with any proposed sale by Banc of America of the AMTP Shares in a transaction exempt from registration under the Securities Act and otherwise permitted by this Agreement, provided that the Fund need not comply with any such request more than twice in any period of twelve consecutive months and any prospective purchaser of the AMTP Shares from Banc of America shall execute a confidentiality agreement substantially to the effect of Section 8.13 hereof prior to receiving any due diligence materials provided pursuant to such due diligence request.
All information, reports and other papers, documentation and data with respect to the Fund furnished to Banc of America pursuant to this Section 6.15 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to Banc of America under this Agreement or made available pursuant to the Due Diligence Request, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
6.16	Securities Depository
The Fund agrees to maintain settlement of the AMTP Shares in global book entry form through the Securities Depository or such other clearance system acceptable to Banc of America.
6.17	Future Agreements
The Fund shall promptly, at the request of Banc of America, enter into an agreement, on terms mutually satisfactory to the Fund and Banc of America, of the type specified in Section 12(d)(1)(E)(iii) of the 1940 Act, so as to permit Banc of America or any transferee satisfying the requirements set forth in Section 2.1 to rely on the provisions of Section 12(d)(1)(E)(iii) of the 1940 Act.
6.18	Tax Opinion in Connection with Adjusted Dividend Rate or Adjusted Rate Terms
Prior to the effectiveness of any Adjusted Dividend Amount or Adjusted Terms which shall be applicable to Banc of America or any of its affiliates (including any tender option bond trust or other similar investment vehicle in which Banc of America controls a majority of the residual or equity class),  the Fund shall cause to be delivered to Banc of America or any such affiliate,  an opinion of counsel for the Fund, to the effect that, for U.S. federal income tax purposes, following such effectiveness (i) the AMTP Shares will continue to qualify as equity in the Fund and (ii) the distributions made with respect to the AMTP Shares will qualify as exempt-interest dividends to the extent they are reported as such by the Fund and are permitted by Section 852(b)(5)(A) of the Code.

ARTICLE VII
COVENANTS OF BANC OF AMERICA
7.1	Third Party Purchase – Mandatory Tender
Banc of America acknowledges that all of the AMTP Shares will be subject to Mandatory Tender in connection with a Third Party Purchase in connection with a Transition pursuant to Article 4 of the Statement and in accordance with Section 2.2(h)(vii) and Article 3 of the Statement.
7.2	Actions in Connection with Transfers of AMTP Shares
Banc of America agrees that it shall not transfer any AMTP Shares except in compliance with Section 2.1(b).

                                                      ARTICLE VIII
MISCELLANEOUS
8.1	Notices
All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or email address set forth below or such other address or telecopy number or email address as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section; provided that notices to Banc of America under Section 6.1 shall not be effective until received in writing; except as otherwise specified, notices under Section 6.1 may be given by telephone to Banc of America at the telephone numbers listed below (or such other telephone numbers as may be designated by Banc of America, by written notice to the Fund, to receive such notice), immediately confirmed in writing, including by fax or electronic mail. The notice address for each party is specified below:
(a)	if to the Fund:
Nuveen Minnesota Quality Municipal Income Fund
333 W. Wacker Drive; Suite 3300
Chicago, IL 60606
Attention: Gifford R. Zimmerman, Vice President and Secretary
Telephone: (312) 917-7945
Facsimile: (312) 917- 7952
Email: giff.zimmerman@nuveen.com
(b)	if to Banc of America:
Banc of America Preferred Funding Corporation
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, New York 10036
Attention:Thomas J. Visone
 Jason Strand
 Todd Blasiak
 Michael Jentis
 Lisa Irizarry
Telephone:  (212) 449-7358 (Visone, Blasiak, Irizarry)
 (980) 386-4161 (Strand)
 (212) 449-8300 (Jentis)
Email:thomas.visone@baml.com
 jason.strand@bankofamerica.com
 todd.blasiak@baml.com
 michael.jentis@baml.com
 lisa.m.irizarry@baml.com

8.2	No Waivers
(a)
The obligations of the Fund hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the AMTP Shares or any other Related Document). The rights of Banc of America hereunder are separate from and in addition to any rights that any Holder or Designated Owner of any AMTP Share may have under the terms of such AMTP Share or any Related Document or otherwise.

(b)
No failure or delay by the Fund or Banc of America in exercising any right, power or privilege hereunder or under the AMTP Shares shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No failure or delay by the Fund or Banc of America in exercising any right, power or privilege under or in respect of the AMTP Shares or any other Related Document shall affect the rights, powers or privileges of the Fund or Banc of America hereunder or shall operate as a limitation or waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.3	Expenses and Indemnification
(a)
The Fund shall upon demand either, as Banc of America may require, pay in the first instance or reimburse Banc of America (to the extent that payments for the following items are not made under the other provisions hereof) for all reasonable out-of-pocket expenses (including reasonable fees and costs of outside counsel, and reasonable consulting, accounting, appraisal, investment banking, and similar professional fees and charges) incurred by Banc of America in connection with the enforcement of or preservation of rights under this Agreement. The Fund shall not be responsible under this Section 8.3(a) for the fees and costs of more than one law firm in any one jurisdiction with respect to any one proceeding or set of related proceedings for Banc of America, unless Banc of America shall have reasonably concluded that there are legal defenses available to it that are different from or additional to those available to the Fund.

(b)
The Fund agrees to indemnify and hold harmless Banc of America and each other Indemnified Person of Banc of America from and against any losses, claims, damages, liabilities and reasonable out-of-pocket expenses incurred by them (including reasonable fees and disbursements of outside counsel which are related to or arise out of (A) any material misstatements or any material statements omitted to be made in the Offering Memorandum (including any documents incorporated by reference therein) or (B) any claim by any third party relating to the Exchange of the VMTP Shares for the AMTP Shares by the Fund or the holding of the AMTP Shares by Banc of America (x) that Banc of America aided and abetted a breach of a fiduciary duty by the Fund or any director or officer of the Fund or (y) arising from any act by the Fund or any director or officer of the Fund (excluding in any such case clauses (A) or (B), claims, losses, liabilities or expenses arising out of or resulting from the gross negligence or willful misconduct of any Indemnified Person as determined by a court of competent jurisdiction)).

(c)
The indemnifying party also agrees that if any indemnification sought by an Indemnified Person pursuant to this Agreement is unavailable or insufficient, for any reason, to hold harmless the Indemnified Persons of such other party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, liabilities, damages and expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Fund on the one hand and Banc of America on the other hand from the actual or proposed transactions giving rise to or contemplated by this Agreement or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Fund on the one hand and Banc of America on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations; provided that in any event the aggregate contribution of Banc of America and its Indemnified Persons to all losses, claims, damages, liabilities and expenses with respect to which contributions are available hereunder will not exceed the amount of dividends actually received by Banc of America from the Fund pursuant to the proposed transactions giving rise to this Agreement. For purposes of determining the relative benefits to the Fund on the one hand, and Banc of America on the other, under the proposed transactions giving rise to or contemplated by this Agreement, such benefits shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Fund pursuant to the transactions, whether or not consummated bears to (ii) the dividends and Optional Redemption Premium paid by the Fund to Banc of America in connection with the proposed transactions giving rise to or contemplated by this Agreement. The relative fault of the parties shall be determined by reference to, among other things, whether the actions taken or omitted to be taken in connection with the proposed transactions contemplated by this Agreement (including any misstatement of a material fact or the omission to state a material fact) relates to information supplied by the Fund on the one hand, or Banc of America on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, misstatement or alleged omission, and any other equitable considerations appropriate in the circumstances. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. The indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.

(d)
If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Person proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by such Indemnified Person to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder (except to the extent that the indemnifying party is materially prejudiced by such failure to promptly notify). The indemnifying party shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Indemnified Person. The Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person in accordance with the preceding sentence or (ii) the Indemnified Person shall have been advised by counsel that there exist actual or potential conflicting interests between the indemnifying party and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons of such other party; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party.

Each party further agrees that it will not, without the prior written consent of the other parties (the consent of a party shall not be required to the extent such party is neither requesting indemnification nor being requested to provide indemnification), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each other Indemnified Person from all liability and obligations arising therefrom. The Fund further agrees that none of Banc of America, nor any of its affiliates, nor any directors, officers, partners, employees, agents, representatives or control persons of Banc of America or any of its affiliates shall have any liability to the Fund arising out of or in connection with the proposed transactions giving rise to or contemplated by this Agreement except for such liability for losses, claims, damages, liabilities or expenses to the extent they have resulted from Banc of America's or its affiliates' gross negligence or willful misconduct. No Indemnified Person shall be responsible or liable to the indemnifying party or any other person for consequential, special or punitive damages which may be alleged as a result of this Agreement.
(e)	Nothing in this Section 8.3 is intended to limit any party's obligations contained in other parts of this Agreement or the AMTP Shares.
8.4	Amendments and Waivers
Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Fund and Banc of America; provided, that the Fund shall not make or agree to any amendment or waiver to the Declaration or the Statement that affects any preference, right or power of the AMTP Shares or the Holders or Designated Owners thereof except as permitted under the Declaration or the Statement.
8.5	Successors and Assigns
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Fund nor Banc of America may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party (other than by operation of law), except that (1) any transferee satisfying the requirements set forth in Section 2.1 and which has executed and delivered to the Fund the transferee certificate attached as Exhibit C shall, prior to registration of any AMTP Shares under the Securities Act, have the rights set forth in Section 8.15 and shall, so long as such transferee has provided a means for the Fund to transmit such information electronically to it, be entitled to receive the information delivered pursuant to Sections 6.1(o) and 6.1(p) and such transferees shall be deemed a party to this Agreement for purposes of Sections 6.1(o), 6.1(p) and the confidentiality provisions herein as specified in the transferee certificate and (2) Banc of America may assign its rights or obligations to any affiliates of Banc of America or any tender option bond trust or other similar investment vehicle in which Banc of America or its affiliate retains the entire residual interest.  Any assignment without such prior written consent shall be void.
8.6	Term of this Agreement
This Agreement shall terminate on the earlier of (x) the registration of any Outstanding AMTP Shares under the Securities Act and (y) payment in full of all amounts then due and owing to Banc of America hereunder and under the AMTP Shares; and notwithstanding any termination of this Agreement, Section 8.3, Section 8.7, Section 8.8, Section 8.10, Section 8.11, the second sentence of Section 8.12, and Section 8.13 (for a period of two years after the termination of this Agreement) shall remain in full force and effect.
8.7	Governing Law
This Agreement shall be construed in accordance with and governed by the domestic law of the State of New York, except with respect to Section 8.16, which shall be construed in accordance with and governed by the domestic law of the Commonwealth of Massachusetts.
THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.
8.8	Waiver of Jury Trial
The Fund and Banc of America hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against any other on any matters whatsoever arising out of or in any way connected with this Agreement.
8.9	Counterparts
This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any counterpart or other signature delivered by facsimile or by electronic mail shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.
8.10	Beneficiaries
This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.
8.11	Entire Agreement
Except as set forth in Section 8.5, this Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.
8.12	Relationship to the Statement
The Fund and Banc of America agree that the representations, warranties, covenants and agreements contained in this Agreement are in addition to the terms and provisions set forth in the Statement. As between the Fund and Banc of America, the Fund and Banc of America agree that:  (i) Section 2.10(d) of the Statement shall have no effect for so long as none of the AMTP Shares have been registered under the Securities Act; and (ii) any reference in the Statement to an "Additional Minnesota Amount Payment" and any payment obligation related thereto shall have no effect with respect to any AMTP Shares that are being registered and sold pursuant to an effective registration statement under the Securities Act or to any subsequent transfer of such registered AMTP Shares.
8.13	Confidentiality
Any information delivered by a party to this Agreement to any other party pursuant to this Agreement, including, without limitation, pursuant to Section 6.1 in the case of the Fund (collectively, the "Information"), shall not be disclosed by such other party (or its employees, representatives or agents) to any person or entity (except as required by law or to such of its agents and advisors as need to know and agree to be bound by the provisions of this paragraph) without the prior written consent of the party delivering the Information.
The obligations of confidentiality set out in the preceding paragraph do not extend to Information that is or becomes available to the public or is or becomes available to the party receiving the Information on a non-confidential basis or is disclosed to Holders or Designated Owners or potential Holders or Designated Owners, in each case in their capacity as such, in the offering documents of the Fund, in notices to Holders or Designated Owners pursuant to one or more of the Related Documents or pursuant to the Fund's or Banc of America's informational obligations under Rule 144A(d)(4) or other reporting obligation of the Securities and Exchange Commission; or is required or requested to be disclosed (i) by a regulatory agency or in connection with an examination of either party or its representatives by regulatory authorities, (ii) pursuant to subpoena or other court process, (iii) at the express direction of any other authorized government agency, (iv) to its independent attorneys or auditors, (v) as required by any NRSRO, (vi) as otherwise required by law or regulation, (vii) otherwise in connection with the enforcement of this Agreement, (viii) in connection with the exercise of any remedies hereunder or in any suit, action or proceeding relating to this Agreement and the enforcement of rights hereunder, (ix) subject to an agreement containing provisions substantially similar to those of this Section 8.13, (x) by a prospective purchaser of the AMTP Shares that is (a) a transferee that would be permitted pursuant to Section 2.1(b) of this Agreement and (b) aware of the confidentiality provisions of this Section 8.13 and is subject to an agreement with the transferor containing provisions substantially similar thereto and that states that the Fund is an express third party beneficiary thereof, and (xi) subject to an agreement containing provisions substantially similar to those of this Section 8.13 and with the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld, to any actual or prospective counterparty in any swap or derivative transactions.
8.14	Severability
In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the intent of the parties to this Agreement shall be preserved.
8.15	Consent Rights of the Majority Participants to Certain Actions.
For so long as none of the AMTP Shares have been registered under the Securities Act, without the affirmative vote or consent of the Majority Participants, neither the Fund nor the Board of Trustees will take or authorize the taking of any of actions set forth under clauses (a) through (e) of this Section 8.15:
(a)
The termination by the Fund of any Rating Agency or the selection of any Other Rating Agency, either in replacement for a Rating Agency or as an additional Rating Agency with respect to the AMTP Shares.

(b)
The Fund issuing or suffering to exist any "senior security" (as defined in the 1940 Act as of the date hereof or, in the event such definition shall be amended, with such changes to the definition thereof as consented to by the Majority Participants) other than the AMTP Shares issued pursuant to this Agreement or indebtedness for borrowed money of the Fund, except (i) borrowings for temporary purposes in an amount not to exceed 5% of the assets of the Fund, which borrowings are repaid within sixty (60) days, (ii) the issuance of senior securities or the incurrence of indebtedness for borrowed money, the proceeds of which will be used for the redemption or repurchase of the AMTP Shares and costs incurred in connection therewith, and (iii) as may be otherwise approved or consented to by the Majority Participants, provided that if any such "senior security" is created or incurred by the Fund it shall not require the approval of the Majority Participants if the Fund redeems, retires or terminates such "senior security" or otherwise cures such non-compliance within five (5) Business Days of receiving notice of the existence thereof.

(c)
The Fund (i) creating or incurring or suffering to be incurred or to exist any lien on any other funds, accounts or other property held under the Declaration or the Statement, except as permitted by the Declaration or the Statement or (ii) except for any lien for the benefit of the Custodian of the Fund on the assets of the Fund held by such Custodian, pledging any portfolio security to secure any senior securities or other liabilities to be incurred by the Fund (including under any tender option bond trust of which the residual floating rate trust certificates will be owned by the Fund) unless the aggregate securities pledged pursuant to all such pledge or other security arrangements are valued for purposes of such security arrangements in an aggregate amount not less than 70% of their aggregate market value (determined by an independent third party pricing service) for purposes of determining the value of the collateral required to be posted or otherwise provided under all such security arrangements; provided, that the required collateral value under such security arrangements shall not exceed the market value of the exposure of each secured party to the credit of the Fund; and provided further, that it shall not require the approval of the Majority Participants if any pledge or security interest in violation of the preceding sentence is created or incurred by the Fund and the Fund cures such violation within five (5) Business Days of receiving notice of the existence thereof.

(d)
Approval of any amendment, alteration or repeal of any provision of the Declaration or the Statement, whether by merger, consolidation, reorganization or otherwise, that would affect any preference, right or power of the AMTP Shares differentially from the rights of the holders of the Common Shares; or

(e)
Approval of any action to be taken pursuant to Sections 2.5(h) and 2.15 of the Statement (other than the issuance of additional series of Preferred Shares, the proceeds of which will be used for the redemption or repurchase of the AMTP Shares and costs incurred in connection therewith) of the Statement.

In addition, if the Board of Trustees shall designate a replacement to the S&P Municipal Bond 7 Day High Grade Rate Index pursuant to the definition of SIFMA Municipal Swap Index  contained in the Statement, the Fund shall notify the Holders of the AMTP Shares within five (5) Business Days of such designation, and if within thirty (30) days of such notice the Majority Participants shall have objected in writing to the designated replacement, the Board of Trustees shall designate a replacement to such index as agreed to between the Fund and the Majority Participants. In such event, the replacement index initially approved by the Board of Trustees shall be the index in effect for purposes of the Statement until a new index has been approved by the Fund and the Majority Participants.
8.16	Disclaimer of Liability of Trustees and Beneficiaries.
A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer of the Fund in his or her capacity as an officer of the Fund and not individually and that the obligations of the Fund under or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.
[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
NUVEEN MINNESOTA QUALITY MUNICIPAL INCOME FUND
By: /s/ Gifford R. Zimmerman
Name: Gifford R. Zimmerman
Title: Vice President & Secretary
BANC OF AMERICA PREFERRED FUNDING CORPORATION
By: /s/ Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory

SCHEDULE 1
Description of Shares:
A total of 528 Nuveen Minnesota Quality Municipal Income Fund Adjustable Rate MuniFund Term Preferred Shares, Series 2028, with a Liquidation Preference of $100,000 per share, issued in exchange for 528 Nuveen Minnesota Quality Municipal Income Fund Variable Rate MuniFund Term Preferred Shares, Series 2019, with a Liquidation Preference of $100,000 per share.

EXHIBIT A

FORMS OF OPINIONS OF COUNSEL FOR THE FUND

EXHIBIT A-1

FORM OF CORPORATE AND 1940 ACT OPINION

[On File]

EXHIBIT A-2

FORM OF TAX OPINION

[On File]

EXHIBIT A-3

FORM OF LOCAL COUNSEL OPINION

[On File]

EXHIBIT B
ELIGIBLE ASSETS
On the Effective Date and at all times thereafter:
1.	All assets in the Fund consist of "Eligible Assets", defined to consist only of the following as of the time of investment:
A.	Debt obligations
i. "Municipal securities," defined as obligations (whether documented as securities or as loans) of a State, the District of Columbia, a U.S. territory, or a political subdivision thereof, and including general obligations, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Internal Revenue Code of 1986 issued by or on behalf of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including any municipal corporate instrumentality of 1 or more States, or any public agency or authority of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including obligations of any of the foregoing types related to financing a 501(c)(3) organization.  The purchase of any municipal security will be based upon the Investment Adviser's assessment of an asset's relative value in terms of current yield, price, credit quality, and future prospects; and the Investment Adviser will monitor the creditworthiness of the Fund's portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets.   Eligible Assets shall include any municipal securities that at the time of purchase are paying scheduled principal and interest or if at the time of purchase are in payment default, then in the sole judgment of the Investment Adviser are expected to produce payments of principal and interest whose present value exceeds the purchase price.
ii. Debt obligations of the United States.
iii. Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.
iv. Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.
v. Debt obligations of the Federal Home Loan Banks.
vi. Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.
vii. Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.
viii. Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank's own account, including qualified Canadian government obligations.
ix. Debt obligations of issuers other than those specified in (i) through (viii) above that are "investment grade" and that are "marketable."  For these purposes, an obligation is:
(a) "marketable" if:
•	it is registered under the Securities Act;
•	it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or
•	it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value; and
(b) "investment grade" if:
•
the obligor had adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure, which capacity is presumed if the risk of default by the obligor is low and the full and timely repayment of principal and interest is expected.

x. Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) above.
The bonds, notes and other debt securities referenced in (A) above shall be defined as Eligible Assets.  An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:
•	it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or
•	it is for long-term or short-term financing purposes.
B.	Derivatives
i.	Interest rate derivatives;
ii.	Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets; or
iii.	Credit default swaps.
C.	Other Assets
i.
Shares of other investment companies (open- or closed-end funds and ETFs) the assets of which consist entirely of Eligible Assets based on the Investment Adviser's assessment of the assets of each such investment company taking into account the investment company's most recent publicly available schedule of investments and publicly disclosed investment policies.

ii.	Cash.
iii.	Repurchase agreements on assets described in A above.
iv.
Assets not otherwise covered in A, B or C above that the Investment Adviser or the Sub-Adviser may determine are in the best interest of shareholders of the Fund to acquire in pursuing a workout arrangement with issuers (of the types described in A above) of defaulted obligations, including, but not limited to, loans to the defaulted issuer or another party pursuant to the workout arrangement, or a debt, equity or other interest in the defaulted issuer or other party. The Fund agrees that it will only acquire equity securities pursuant to the foregoing provision that it reasonably expects at the time of acquisition to hold for a period not to exceed five years from the date of acquisition.

D.	Other assets, upon written agreement of Banc of America that such assets are eligible for purchase by Banc of America.
2.
The Investment Adviser has instituted policies and procedures that it believes are sufficient to ensure that the Fund and it comply with the representations, warranties and covenants contained in this Exhibit B to the Agreement.

3.
The Fund will, upon request, provide Banc of America and its internal and external auditors and inspectors as Banc of America may from time to time designate, with all reasonable assistance and access to information and records of the Fund relevant to the Fund's compliance with and performance of the representations, warranties and covenants contained in this Exhibit B to the Agreement, but only for the purposes of internal and external audit.

EXHIBIT C

TRANSFEREE CERTIFICATE
Nuveen Minnesota Quality Municipal Income Fund
333 W. Wacker Drive; Suite 3300
Chicago, IL 60606
Attention: Gifford R. Zimmerman
Vice President & Secretary
Ladies and Gentlemen:
Reference is hereby made to the Exchange Agreement (the "Exchange Agreement"), dated as of December 13, 2018, between Nuveen Minnesota Quality Municipal Income Fund, a closed-end fund organized as a Massachusetts business trust (the "Fund") and Banc of America Preferred Funding Corporation, a Delaware corporation, including its successors by merger or operation (the "Transferor"). Capitalized terms used but not defined herein shall have the meanings given them in the Exchange Agreement.
In connection with the proposed sale by the Transferor of _______________AMTP Shares (the "Transferred Shares") to the undersigned transferee (the "Transferee"), the undersigned agrees and acknowledges, on its own behalf, and makes the representations and warranties, on its own behalf, as set forth in this certificate (this "Transferee Certificate") to the Fund and the Transferor:
1. The Transferee certifies to one of the following (check a box):
❑  is a "qualified institutional buyer" (a "QIB") (as defined in Rule 144A under the Securities Act or any successor provision) ("Rule 144A") that is a registered closed-end management investment company the shares of which are traded on a national securities exchange (a "Closed-End Fund"), a bank or an entity that is a 100% direct or indirect subsidiary of a bank's publicly traded holding company (a "Bank"), insurance company or registered open-end management investment company, in each case, to which any offer and sale is being made pursuant to Rule 144A or another available exemption from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act;
❑  is a tender option bond trust or other similar investment vehicle in which all investors are QIBs that are Closed-End Funds, Banks, insurance companies, or registered open-end management investment companies; or
❑  is a person which the Fund has consented in writing to permit to be the holder of the Transferred Shares.
2. The Transferee certifies that it (check a box):
❑  is not a Nuveen Person that after such sale and transfer, would own more than 20% of the Outstanding AMTP Shares; or
❑  has received the prior written consent of the Fund and the holder(s) of more than 50% of the outstanding AMTP Shares.
3. The Transferee certifies that it (check a box):
☐  is a natural person subject to Minnesota taxation on his or her income; or
☐ is not a natural person and seeks to pay dividends (or make other distributions or allocations of income) that are exempt from Minnesota income tax; or
☐ neither of the above.
4. The Transferee understands and acknowledges that the Transferred Shares are "restricted securities" and have not been registered under the Securities Act or any other applicable securities law, are being offered for sale pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering with the meaning of Section 4(a)(2) of the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in this Transferee Certificate.
5. The Transferee is purchasing the Transferred Shares for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property be at all times within its or their control and subject to its or their ability to resell such securities pursuant to Rule 144A or any exemption from registration available under the Securities Act.
6. The Transferee agrees on its own behalf and on behalf of each subsequent holder or owner of the Transferred Shares by its acceptance thereof will be required to sell, transfer or otherwise dispose of such Transferred Shares only in whole shares and only to Persons that are both:  (1)(i) Persons such Transferee reasonably believes are QIBs that are Closed-End Funds, Banks, insurance companies or registered open-end management investment companies, in each case, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act, (ii) tender option bond trusts or other similar investment vehicles in which all investors are Persons such Transferee reasonably believes are QIBs that are Closed-End Funds, Banks, insurance companies, or registered open-end management investment companies, or (iii) other investors which the Fund has consented in writing to permit to be a holder of the Transferred Shares and (2) Persons that are either (i) not a Nuveen Person or (ii) a Nuveen Person, provided that (x) such Nuveen Person would, after such sale and transfer, own not more than 20% of the Outstanding AMTP Shares, or (y) the prior written consent of the Fund and the Majority Participants has been obtained.
7. The Transferee acknowledges that the AMTP Shares were issued in book-entry form and are represented by one global certificate and that the global certificate representing the AMTP Shares (unless sold to the public in an underwritten offering of the AMTP Shares pursuant to a registration statement filed under the Securities Act) contains a legend substantially to the following effect:
THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAW.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO SELL, TRANSFER OR OTHERWISE DISPOSE OF SUCH SECURITY ONLY IN WHOLE SHARES AND ONLY TO PERSONS THAT ARE BOTH (1)(A) PERSONS THAT THE HOLDER REASONABLY BELIEVES ARE "QUALIFIED INSTITUTIONAL BUYERS" THAT ARE CLOSED-END FUNDS, BANKS, INSURANCE COMPANIES OR REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANIES, IN EACH CASE, IN AN OFFER AND SALE MADE PURSUANT TO RULE 144A OR ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN A MANNER NOT INVOLVING ANY PUBLIC OFFERING WITHIN THE MEANING OF SECTION 4(a)(2) OF THE SECURITIES ACT;  (B) TENDER OPTION BOND TRUSTS OR OTHER SIMILAR INVESTMENT VEHICLES IN WHICH ALL INVESTORS ARE PERSONS THE HOLDER REASONABLY BELIEVES ARE QUALIFIED INSTITUTIONAL BUYERS THAT ARE CLOSED-END FUNDS, BANKS, INSURANCE COMPANIES, OR REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANIES; OR (C) PERSONS THAT THE ISSUER OF THE SECURITY HAS APPROVED IN WRITING TO BE A HOLDER OF THE SECURITY AND (2) PERSONS THAT ARE EITHER (I) NOT A NUVEEN PERSON OR (II) A NUVEEN PERSON, PROVIDED THAT (X) SUCH NUVEEN PERSON WOULD, AFTER SUCH SALE AND TRANSFER, OWN NOT MORE THAN 20% OF THE OUTSTANDING AMTP SHARES, OR (Y) THE PRIOR WRITTEN CONSENT OF THE FUND AND THE HOLDER(S) OF MORE THAN 50% OF THE OUTSTANDING AMTP SHARES HAS BEEN OBTAINED.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE AGREED THAT, IN CONNECTION WITH ANY TRANSFER OF AMTP SHARES, IT IS TRANSFERRING TO THE TRANSFEREE THE RIGHT TO RECEIVE FROM THE FUND ANY DIVIDENDS DECLARED AND UNPAID FOR EACH DAY PRIOR TO THE TRANSFEREE BECOMING THE BENEFICIAL OWNER OF THE AMTP SHARES IN EXCHANGE FOR PAYMENT OF THE PURCHASE PRICE FOR SUCH AMTP SHARES BY THE TRANSFEREE.
8. The Transferee has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Transferred Shares, and has so evaluated the merits and risks of such investment.  The Transferee is able to bear the economic risk of an investment in the Transferred Shares and, at the present time, is able to afford a complete loss of such investment.
9. Other than consummating the purchase of the Transferred Shares, the Transferee has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Transferee, executed any other purchases of securities of the Fund which may be integrated with the proposed purchase of the Transferred Shares by the Transferee.
10. The Transferee acknowledges that it has received a copy of the Exchange Agreement and Appendices thereto and agrees to abide by any obligations therein binding on a transferee of the AMTP Shares and the confidentiality obligations therein with respect to information relating to the Fund as if it were the Transferor.
11. The Transferee acknowledges that it has been given the opportunity to obtain from the Fund the information referred to in Rule 144A(d)(4) under the Securities Act, and has either declined such opportunity or has received such information and has had access to and has reviewed all information, documents and records that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Transferred Shares and that the Transferee understands the risk and other considerations relating to such investment.
12. The Transferee acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the Transferred Shares.  The Transferee understands that any materials presented to the Transferee in connection with the purchase and sale of the Transferred Shares does not constitute legal, tax or investment advice from the Fund.  The Transferee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Transferred Shares.
13. The Transferee acknowledges that each of Transferor and the Fund and their respective affiliates and others will rely on the acknowledgments, representations and warranties contained in this Transferee's Certificate as a basis for exemption of the sale of the Transferred Shares under the Securities Act, under the securities laws of all applicable states, and for other purposes. The Transferee agrees to promptly notify the Fund and the Transferor if any of the acknowledgments, representations or warranties set forth herein are no longer accurate. If the Transferee is acquiring any securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.
14. This Transferee's Certificate shall be governed by and construed in accordance with the laws of the State of New York.
15. The Transferee agrees to provide, together with this completed and signed Transferee's Certificate, a completed and signed IRS Form W-9, Form W-8 or successor form, as applicable.
[Signature Page Follows.]

The undersigned has provided a completed and signed IRS Form W-9, Form W-8 or successor form, as applicable, and has caused this Transferee's Certificate to be executed by its duly authorized representative as of the date set forth below.
Date: ______________________
Name of Transferee (use exact name in which Transferred Shares are to be registered):
__________________________________________
__________________________________________
Authorized Signature
__________________________________________
Print Name and Title
Address of Transferee for Registration of Transferred Shares:
__________________________________________
__________________________________________
__________________________________________

Transferee's taxpayer identification number:
__________________________________________

EXHIBIT D

INFORMATION TO BE PROVIDED BY THE FUND
Reporting as of:____________
TOB Floaters: $____________
CUSIP	Portfolio Name	Description	Market Value	Par Value	Rating	State
[●]	[●]	[●]	[●]	[●]	[●]	[●]